Exhibit 10.1

THIS LEASE AMENDING AGREEMENT made as of October 1, 2003.

IN PURSUANCE of the Short Forms of Leases Act.

B E T W E E N:

MINUK DEVELOPMENTS INC.
a corporation incorporated under the
laws of the Province of Ontario

(hereinafter called the “Landlord”)
OF THE FIRST PART

-and-

SIMPSON STRONG-TIE CANADA LIMITED
a corporation incorporated under the
laws of the Province of Ontario

(hereinafter called the “Tenant”)
OF THE SECOND PART

-and-

SIMPSON MANUFACTURING CO. INC.

(hereinafter called the “Indemnifier”)
OF THE THIRD PART

WHEREAS the Landlord and the Tenant have entered into a lease made the 26th day of May, 1998 (the “Original Lease”) in respect of the premises known municipally as 5 Kenview Boulevard, Brampton, Ontario as further described in the Original Lease, including a building erected thereon (the “Existing Premises”) having an area of approximately 104,000 square feet;

AND WHEREAS the Tenant has requested that the Landlord build an extension to the Existing Premises;

AND WHEREAS, subject to the terms and conditions hereof, the Landlord has agreed to construct an extension (the “Additional Premises”) to the Existing Premises, which Additional Premises, shall consist of 53,644 square feet, including mezzanine space of 1,264 square feet, and shall be constructed by the Landlord pursuant to the drawings (the “Drawings”) as stipulated in Schedule “A”, attached hereto;

AND WHEREAS the Indemnifier and the Landlord entered into an agreement (the “Indemnity Agreement’) dated the 26th day of May, 1998 whereby the Indemnifier agreed to indemnify the Landlord in connection with the Original Lease, as further described in the Indemnity Agreement;

AND WHEREAS the Landlord and Tenant have agreed to amend the Original Lease and the Indemnity Agreement as provided herein;

AND WHEREAS the Original Lease together with and as amended by this agreement (the “Amending Agreement”) are collectively hereinafter referred to as the “Lease”;

NOW THEREFORE this Amending Agreement witnesses that in consideration of the mutual covenants and agreements contained in it and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party to the other, the parties agree with each other as follows:

ARTICLE I –RECITALS

Recitals, Definitions

1.01                           The parties confirm that the foregoing recitals are true.

1.02         Unless otherwise stipulated herein, capitalized terms used in this Amending Agreement shall have the meanings given to them in the Lease.

ARTICLE 2 – CONSTRUCTION OF ADDITIONAL PREMISES

Construction of Additional Premises

2.01                           Subject to the terms and conditions hereof, the Landlord agrees to construct the Additional Premises. The Additional Premises shall be constructed by the Landlord pursuant to the Drawings.

Leasehold Improvements

2.02                           The parties acknowledge that the Drawings contain leasehold improvements (the “Leasehold Improvements”) as stipulated in Schedule “B”, attached hereto. The said Leasehold Improvements shall be constructed by the Landlord, at the sole cost of the Tenant, but such costs to be no greater than as provided in said Schedule “B”. The Tenant shall pay to the Landlord, the cost of the said Leasehold Improvements as work progresses, and more particularly within fifteen (15) days of delivery of an invoice to the Tenant.

Conduct of Construction and Construction Delay

2.03                           (a)                                  Subject to the provisions of Sub-Section 2.02(c) hereof, the Landlord covenants and agrees that the Landlord’s work (“Landlord’s Work”) will be substantially completed, as determined by the Landlord’s architects, namely, Sirlin, Giller & Malek, Architects (the “Architects”), acting reasonably, on or before the 1st day of June, 2004.  If the Additional Premises are not substantially completed (i.e. in move-in condition) by June 30, 2004, then said date shall be a later date agreed to between The Landlord and the Tenant, but not later than five (5) days after the date when the Architects determine that the Landlord’s Work has been substantially completed, and all dates in this Amending Agreement shall be adjusted accordingly. The Landlord will cause the Landlord’s Work to be carried put so as to cause minimal disruption to the operation of the Tenant in the

Existing Premises.  During the period of the Landlord’s Work, the Tenant will be permitted, provided it does not interfere with the Landlord’s Work to have its contractors and agents working in conjunction and cooperatively with the Landlord’s contractors and agents to perform any work which the Tenant may wish to do.

(b)                                 The Tenant shall have a period of ten (10) consecutive days commencing on the 1st day of June, 2004, to inspect the Additional Premises and provide to the Landlord a list of any deficiencies in the construction thereof.  In the event of a dispute as to deficiencies, the opinion of the Architects will, absent manifest error, be final and binding upon the parties. The Landlord shall, subject to the provisions of Section 2.02(c) hereof, diligently proceed to correct all such deficiencies, to the reasonable satisfaction of the Tenant, within thirty (30) days following the agreement or decision as to deficiencies.

(c)                                  If the Landlord is delayed in completing construction of the Additional Premises as a result of any act of God, strike, lockout, civil commotion, hostilities, sabotage, governmental regulations or controls, inability to obtain any material, service or financing or any other cause beyond the control of the Landlord and the Tenant cannot take possession of the Additional Premises on the Additional Premises Commencement Date, then the Additional Premises Commencement Date shall be extended for a period equal to the period of any such delay, and no Minimum Rent or Additional Rent shall be payable, in respect to the Additional Premises, until the newly determined Additional Premises Commencement Date. The Tenant acknowledges that paving work may not be completed, as at June 1, 2004, as the supply of asphalt necessary for paving, may be unavailable. The parties agree that the Additional Premises Commencement Date will not be affected, nor will the obligation of the Tenant to pay Minimum or Additional Rent be diminished, in the event paving work is not completed and the Landlord, shall be deemed not to be in default hereunder as a result of such non-completion. The Landlord agrees to complete paving as soon as possible after the necessary supply of asphalt is available.

ARTICLE 3 – AMENDMENTS TO THE ORIGINAL LEASE

Effective the date hereof, the following amendments are made to the Original Lease:

Definitions

3.01                           Schedule “B” of the Original Lease is amended as follows:

(i)                                     Three new paragraphs are added after paragraph (a) as follows:

“(a.1)                   “Additional Premises” means an extension to the Existing Premises, which extension shall consist of 53,644 square feet, including mezzanine space of 1,264 square feet, and constructed by the Landlord in accordance with the drawings (the “Drawings”) as stipulated in Schedule “A” attached to the Amending Agreement.

(a.2)                         “Amending Agreement” means a lease amending agreement among the Landlord, the Tenant and Simpson Manufacturing Co. Inc. dated as of October 1, 2003.

(a.3)                         “Building” means the Existing Premises and the Additional Premises, together being a building erected on the Lands having an area of approximately one hundred and fifty seven thousand, six hundred and forty four (157,644) square feet and municipally known as 5 Kenview Drive, City of Brampton, Regional Municipality of Peel and generally as depicted on Schedule “D”.”

(ii)                                  Paragraph (b) is amended by deleting the word “Building” in quotation marks at the beginning of that paragraph and replacing it with the words “Existing Premises” in quotation marks.

(iii)                               The following words are added at the end of paragraph (d):

“, including, without limitation the Amending Agreement.”

(iv)                              A new paragraph is added after paragraph (g) as follows:

“(g.1)  “Original Leased Premises” means the Lands and the Existing Premises.”

(v)                                 The following words are added after the words “Section 3.02” in paragraph (g): “and section 3.02.1”.

(vi)                              Paragraph (j) is deleted.

Construction of Building

3.02                           Section 1.02 is amended by

(i)                                     deleting the word “Building” in the second and fourth lines and replacing it with the words “Existing Premises”;

(ii)                                  deleting the words “property more particularly described on Schedule “A” hereto (the “Lands”)” and replacing them with the words “the Lands”; and

(iii)                               deleting the last sentence of Section 1.02.

Construction Delay

3.03                           Section 1.03 of the Original Lease is amended by deleting the words “Leased Premises” throughout, and replacing them with the words “Existing Premises”.

Term

3.04                           Section 1.05 of the Original Lease is deleted and replaced by the following:

“The Tenant shall have and hold the Original Leased Premises for and during the term of 15 years and two months commencing on March 1, 1999 and ending on May 31, 2014, and shall have and hold the Additional Premises for a term of ten (10) years, commencing on June 1, 2004 (the “Additional Premises Commencement Date”) and ending on the May 31, 2014, in each case unless as sooner terminated pursuant to any of the provisions hereof or extended pursuant to Section 1.06, (each of such periods the “Term” as they apply to the Original Leased Premises and the Additional Premises, respectively).”

Right to Renew

3.05                           Section 1.06 of the Original Lease is amended by adding after the words “provided that the rate” in the fifth line the words “for the Existing Premises”.

Early Termination

3.06                           Section 1.07 of the Original Lease shall be deleted and substituted with the following:

“Provided the Tenant is not in default of any of its obligations under the Lease, the Tenant shall have the right to terminate this Lease at any time after the expiry of five (5) years from the Additional Premises Commencement Date (or any extension of such date) provided that it gives at least three (3) months prior written notice to the Landlord of its intention to so terminate and the date of such termination (the “Termination Date”), and provided further that as at the Termination Date, the Tenant is in compliance with all of its obligations under this Lease and the Tenant shall have paid to the Landlord one (1) years’ Minimum Rent and estimated Additional Rent in respect of the Original Leased Premises and the Additional Premises, including, without limitation, realty taxes, insurance and operating costs (all as determined by the Landlord, acting reasonably).”

Structural Warranties

3.07                           The following paragraph is added after Section 2.06 of the Original Lease:

“The Landlord shall ensure that the roof membrane on the Additional Premises carries a minimum warranty period of five (5) years from the Additional Premises Commencement Date. The Landlord shall also, until the later of one (1) year following the Additional Premises Commencement Date and the expiry of any applicable warranty period provided for all “HVAC” Systems, electrical, mechanical, plumbing and sprinkler systems for the Additional Premises (collectively the “Additional Premises Services”) be responsible to ensure that all Additional Premises Services are repaired, maintained, and in good working order. The Landlord shall transfer any and all trade warranties to the Tenant following expiry of the said period. The Landlord warrants that all Additional Premises Services will be constructed and installed in compliance with all laws and regulations and will be in proper working order at the Additional Premises Commencement Date.”

Minimum Rent

3.08                           (a) Section 3.02 of the Original Lease is deleted and substituted with the following:

“3.02                     The Tenant covenants to pay yearly and every year during the first five (5) years of the Term unto the Landlord as Minimum Rent for the Existing Premises the sum of Five Hundred and Forty Six Thousand Dollars ($546,000.00) of lawful money of Canada, to be paid in advance in equal monthly instalments of Forty-Five Thousand, Five Hundred Dollars ($45,500.00) per month on the first day of each and every month to the Landlord during the first five (5) years of the Term and yielding and paying therefor yearly and every year during the balance of the Term to the Landlord, the sum of Five Hundred And Ninety-Eight Thousand Dollars ($598,000.00) of lawful money of Canada to be paid in advance in equal monthly instalments of Forty-Nine Thousand, Eight Hundred And Thirty-Three Dollars And Thirty-Three Cents ($49,833.33) on the first day of each and every month during the balance of the Term to the Landlord, the first of such payments to be made on the commencement date of the Term.  If the Term commences on any day other than the first or ends on any day other than the last day of a month, Minimum Rent and Additional Rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis.

                                                (b)  A new Section 3.02.1 is added after Section 3.02 as follows:

“3.02.1

(i)                                     The Tenant covenants to pay yearly and every year during the first five (5) years of the Term, commencing from the Additional Premises Commencement Date, unto the Landlord, as Minimum Rent for the Additional Premises, the sum of One Hundred and Ninety Eight Thousand, Four Hundred and Eighty Two Dollars and Eighty Cents ($198,482.80) of lawful money of Canada, to be paid in advance in equal monthly instalments of Sixteen Thousand, Five Hundred and Forty Dollars and Twenty Three Cents ($16,540.23). The parties confirm that the Minimum Rent for the Additional Premises is based upon a rate $3.70 per square foot per annum for the first five (5) years of the said Term.

(ii)                                  The Tenant covenants to pay yearly and every year during the last five years of the Term, beginning with the commencement of the sixth year of the Term, unto the Landlord, as Minimum Rent, the sum of Two Hundred and Eleven Thousand, Eight Hundred and Ninety Three Dollars and Eighty Cents ($211,893.80) of lawful money of Canada, to be paid in advance in equal monthly instalments of Seventeen Thousand, Six Hundred and Fifty Seven Dollars and Eighty One Cents ($17,657.81). The parties confirm that the Minimum Rent for the Additional Premises is based upon a rate $3.95 per square foot per annum for the last five (5) years of the said Term.

If the area of the Additional Premises is more or less than 53,644 square feet, then the Minimum Rent for the Additional Premises shall be adjusted accordingly.

If the Term commences on any day other than the first or ends on any day other than the last day of a month, Minimum Rent and Additional Rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata on a per diem basis.”

Calculation of Minimum Rent

3.09                           Section 3.03 is amended by adding the words “for the Original Leased Premises” after the words “Minimum Rent” in the first line and by replacing the word “Building” in the fifth line with the words “Existing Premises”.

Service Contracts

3.10                           Section 5.03 of the Original Lease is amended by

(i) adding after paragraph (a) a new paragraph as follows:

“(a.1)                   The Landlord agrees that until the later of one (1) year following the Additional Premises Commencement Date and the expiry of any applicable warranty period provided for all Additional Premises Services to be responsible to ensure that all Additional Premises Services are repaired, maintained, and in good working order.  The Landlord shall transfer any and all trade warranties to the Tenant following expiry of the said period.”;

(ii) replacing references to the “Leased Premises” in Sub-Section 5.03(b) with references to “the Original Leased Premises”;

(iii) adding after paragraph (b) a new paragraph as follows:

“(b.1)                  From and after the expiry of the one (1) year warranty referred to in Section 5.03(a.1), the Tenant covenants that it shall be solely responsible and shall pay with respect to the Additional Premises, the aggregate of the total costs and obligations of supplying Utilities used or consumed with respect to the Additional Premises.  Furthermore, the Tenant shall be solely responsible for and pay the cost (which shall include the costs of labour, parts, maintenance, and replacement from time to time either by way of group lamping or otherwise), of electric light bulbs, tubes and ballasts, fixtures and thermostats equipment servicing the Additional Premises.”;

(iv) in Sub-Section 5.03(c), adding after the word “Services” in the last line of that Section, the words “and Additional Premises Services”.

Further Amendments to the Original Lease

3.11                           Sections 3.11, 15.01 and 15.02 of the Original Lease are deleted.

ARTICLE III – AMENDMENTS TO THE INDEMNITY AGREEMENT

Effective the date hereof, the following amendments are made to the Indemnity Agreement:

4.01                           The following words are added after the words “set out therein” in the fourth line of the Indemnity Agreement:  “, as amended by an agreement among the Landlord, the Tenant, and the Indemnifier dated as of October 1, 2003”.

ARTICLE IV – ADDITIONAL COVENANTS, REPRESENTATIONS AND WARRANTIES

Deposit

5.01                           The Landlord acknowledges receipt of a deposit in the sum of $35,355.87, of which $17,698.82 shall be applied to Minimum Rent for the Additional Premises under the Lease and applicable GST thereon for the month of June, 2004 and the balance of $17,657.82 shall be applied as security deposit for the performance by the Tenant of its obligations under the Lease. The Landlord acknowledges that the Tenant has paid to the Landlord a security deposit in the sum of $50,000.00 pursuant to the Original Lease. The parties agree that the said security deposit shall continue to be lodged with the Landlord, in addition to the foregoing security deposit of $17,657.82.

Landlord’s Representations and Warranties

5.02                           As of the date hereof, the Landlord hereby makes the warranties and representations of the Landlord made in Section 2.03 of the Original Lease, amended only by replacing the word “Building” with the words “Additional Premises” throughout, and by replacing the words “Possession Date” with the words “Additional Premises Commencement Date” throughout and by replacing the word “Services” with the words “Additional Premises Services” throughout; these representations and warranties shall be part of the Lease.

ARTICLE VI – GENERAL

Time of Essence

6.01                           Time shall be of the essence of this Amending Agreement.

Law

6.02                           This Amending Agreement shall be construed and enforced in accordance with the rights of the parties hereto and shall be governed by the laws of the Province of Ontario and the laws of Canada applicable herein and the parties hereto do irrevocably attorn to the jurisdiction of the courts of the Province of Ontario in respect of the enforcement of the Lease.

Headings

6.03                           The headings appearing in this Amending Agreement have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Amending Agreement or of any of its provisions.

Severability

6.04                           All of the provisions contained in this Amending Agreement are to be construed as covenants and agreements and if any provision is illegal or unenforceable it shall be considered separate and severable from the remaining provisions which shall remain in force and be binding upon the Landlord and the Tenant.

Confirmation of Lease and Indemnity Agreement

6.05                           Except as hereby expressly modified, amended and supplemented, herein, each of the Original Lease and the Indemnity Agreement, each as amended by this Amending Agreement, is in all respects ratified and confirmed and the terms, conditions and covenants thereof shall remain in full force and effect, and all references to the Lease and the Indemnity Agreement shall be references, respectively, to the Original Lease together with and as amended by this Amending Agreement, and to the Indemnity Agreement as amended by this Amending Agreement.

Entire Agreement

6.06                           This Amending Agreement, the Indemnity Agreement and the Original Lease (as amended by this Amending Agreement), including all Schedules to any of them, constitute the entire agreement between the Landlord and the Tenant hereto with respect to the Leased Premises. The Indemnifier hereby consents to this Amending Agreement.  This Amending Agreement may not be amended or modified in any respect except by written instrument executed by each of the Landlord and Tenant.

Counterparts

6.07                           This Amending Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. This Amending Agreement may be executed by facsimile transmission, and when so executed shall be deemed to constitute an original.

No Assignment by Tenant

6.08                           This Amending Agreement shall not be assignable by the Tenant without the prior written consent of the Landlord.

Successors

6.09                           This Amending Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective permitted successors and assigns.

THE PARTIES hereby execute this Amending Agreement as of the date first above written.

MINUK DEVELOPMENTS INC.

Per:	/s/SAM MINUK
Name: Sam Minuk
Title: President

I have authority to bind the corporation

SIMPSON STRONG-TIE CANADA LIMITED

Per:	/s/DAVID HENDRICKS
Name: David Hendricks
Title: Vice President

Per:
Name:
Title:

I/We have authority to bind the corporation

SIMPSON MANUFACTURING CO. INC.

Per:	/s/MICHAEL J. HERBERT
Name: Michael J. Herbert
Title: Chief Financial Officer

Per:
Name:
Title:

I/We have authority to bind the corporation

SCHEDULE “A”

DRAWINGS

SIRLIN & GILLER,  A1, A2-1, A2-2, A3, A4, A4-1, A4-2, DRAWING DATED MAY 22, 2003, LAST REVISION IS REVISION 8, ISSUED FOR PERMIT DATED AUGUST 20, 2003.

ZARETSKY CONSULTING ENG., S1 – S7 DATED JULY 20, 2003 ISSUED FOR PERMIT AUGUST 19, 2003.

ANDER ENGINEERING & ASSOCIATES DRAWING DATED JULY 14, 2003 AND REVISION #2 DATED JULY 14, 2003.

AVAM MECHANICAL DESIGN, M1-M4 DATED JULY 22, 2003 AND REVISION #1, AUGUST 11 ISSUED FOR PERMIT.

KYNETA GROUP INC., E1 – E6 DATED AUGUST 29, 2003.

AVAM MECHANICAL DESIGN, M5-M6 WAREHOUSE VENTILATION DATED OCTOBER 27, 2003.

SCHEDULE “B”
LEASEHOLD IMPROVEMENTS

(a)	Remove and dispose of existing blockwall in warehouse area of Existing Premises-	$25,000.00

(b)	Cut new openings in pre-cast and supply 2 new electrically Operated overhead doors (16’ x 16’) as per our Site plan drawing prepared by Sirlin & Giller	29,000.00

(c)	Add new washrooms and office in rear of existing warehouse of Existing Premises	64,000.00

(d)	Add new mandoor and stairs to exterior of building	3,000.00

(e)	New office mezzanine in front of building including soundproofing	88,000.00

(f)	Site administration, permits, design, etc. (for all above)	10,000.00

(g)	Replace dock levellers in Existing Premises (to 50,000 lb. plate capacity	16,500.00

(h)	Upgrade lighting in warehouse area of Existing Premises	63,000.00

(i)	Install make-up air unit in Additional Premises	72,150.00

(j)	Remove structural steel cross bracing in Existing Premises	15,000.00

(k)	Change existing wash basin to a handicap Bradley unit	6,000.00

	Sub Total	$391,650.00
	Add: (5% overhead and 5% profit)	$39,165.00
	Total Cost (not incl. G.S.T.)	$430,815.00

Note: The above Schedule of Leasehold improvements are shown in the Drawings as (as dated) in Schedule “A”. Any additional costs for leasehold improvements requested by the Tenant will be approved by the Tenant as they come up; and, the Drawings will then be revised and knew revisions dated. All Leasehold Improvements will be paid for by the Tenant as work progresses and as invoiced by the Landlord.